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                                                             Canada - BC, AB, ON

                KODIAK ENERGY, INC. - UNIT SUBSCRIPTION AGREEMENT
                -------------------------------------------------
A completed and originally executed copy of this Subscription Agreement and the Schedule, if applicable, duly completed and signed, must be delivered to the Corporation.

TO:      Kodiak Energy, Inc.
         (the "Corporation")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of units ("Units") set forth below for the subscription price of $6.40 (Canadian) per Unit representing the aggregate consideration set forth below (the "Subscription Amount"), upon and subject to the terms and conditions set forth in the attached "TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS OF KODIAK ENERGY, INC." (the "Terms and Conditions") (together with this page and the attached Schedule, the "Subscription Agreement"). Each Unit consists of one share ("Common Share") in the common stock of the Corporation and three Common Shares with attached "flow-through" benefits pursuant to the Income Tax Act (Canada) ("Flow-Through Shares").
_______________________________________  _______________________________________
Subscriber's Particulars:                Number of Units:____________________

_______________________________________  Subscription Amount:  $_____________
Name of Subscriber - please print        _______________________________________
                                         If the  Subscriber is signing as agent
                                         for a  principal  and is not deemed to
By:____________________________________  be purchasing as principal pursuant to
   Authorized Signature                  NI  45-106  (as  defined   herein)  by
                                         virtue  of  being  either  (i) a trust
_______________________________________  company or trust corporation acting on
Official Capacity or Title, if any       behalf  of  a  fully  managed  account
 (please print)                          managed by the trust  company or trust
                                         corporation;  or (ii) a person  acting
_______________________________________  on behalf of a fully  managed  account
Name of Authorized Signing Authority     managed   by  it,  and  in  each  case
 (please print)                          satisfying  the  criteria set forth in
                                         NI 45-106,  complete the following and
_______________________________________  ensure that Schedule A is completed in
Subscriber's Residential Address         respect of such principal:

_______________________________________  _______________________________________
City/Town     Province    Postal Code    Name of Principal

                                         _______________________________________
__________________  ___________________  Principal's Residential Address
Telephone Number             Fax Number
                                         _______________________________________
_______________________________________  City/Town      Province     Postal Code
e-mail address
                                         _______________________________________
_______________________________________  Principal's Telephone Number
Social Insurance Number/
Corporate Account Number                 _______________________________________
                                         Principal's e-mail address

                                         _______________________________________
                                         Principal's Social Insurance Number/
                                         Corporate Account Number
_______________________________________  _______________________________________
Register the Common Shares as above |_|  Certificates for Common Shares will be
, or as set forth below:                 delivered     to    the     registered
                                         shareholder    unless    delivery   is
                                         otherwise   specified   as  set  forth
                                         below:
_______________________________________  _______________________________________
Name                                     Name

_______________________________________  _______________________________________
Account reference, if applicable         Account reference, if applicable

_______________________________________  _______________________________________
Address                          Street  Contact Name

_______________________________________  _______________________________________
City/Town     Province      Postal Code  Address

_______________________________________  _______________________________________
                                         Telephone Number
_______________________________________  _______________________________________

ACCEPTANCE:   The  Corporation  hereby  accepts  this  Subscription   Agreement,
              subject to the Terms and Conditions.

DATED this _____ day of ___________________, 2006

KODIAK ENERGY, INC.

Per: _______________________________________________


                                                       _________________________
                                                       Subscription No:

                                                       _________________________

               This is the first page of an agreement comprised of
                       17 pages (not including Schedule A).


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                                        2

         TERMS AND CONDITIONS OF SUBSCRIPTION FOR FLOW-THROUGH SHARES OF
                               KODIAK ENERGY, INC.

1. The Subscriber acknowledges that the Subscriber's Units will be issued in connection with the issue of 625,000 Units (or such other number of Units as may be determined by the Corporation at a price of (Cdn.) $6.40 per Unit ((Cdn.) $1.60 per Common Share) to be sold by the Corporation by private placement to be dated on or before the Closing Date (the "Offering").

2.       Definitions.   In  this  Subscription  Agreement,  unless  the  context
         otherwise requires:

         (a) "Accredited Investor Status Certificate" means the Accredited Investor Status Certificate in the form attached hereto as Schedule A which is required to be completed by a Subscriber who is purchasing securities as an "accredited investor" pursuant to NI 45-106;

         (b) "affiliate", "distribution" and "insider" have the respective meanings ascribed to them in the Securities Act (Alberta);

         (c) "Canadian Development Expense(s)" or "CDE" means Canadian development expenses described in paragraph (a) or (b) of the definition of "Canadian development expense" in subsection 66.2(5) of the Tax Act or would be described in paragraph (f) of such definition if the words "any of paragraphs (a) to (e)" in that paragraph were read as "paragraph (a) or (b)", excluding amounts which are prescribed to constitute "Canadian exploration and development overhead expense" under the Act and the amount of any assistance described in paragraphs 66(12.62)(a) and 66(12.601)(c) of the Tax Act;

         (d) "Canadian Exploration Expense(s)" or "CEE" means expenses described in paragraphs (a) or (d) of the definition of
                  "Canadian exploration expense" in subsection 66.1(6) of the Tax Act, or would be described in paragraph (h) of such definition if the words "paragraphs (a) to (d) and (f) to (g.1)" were read as "paragraphs (a) and (d)", excluding amounts which are prescribed to constitute "Canadian exploration and development overhead expense" under the Tax Act, the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act and the cost of any seismic data which constitutes a "specified expense" within the meaning of paragraph 66(12.6)(b.1) of the Tax Act;

         (e) "Closing" means the completion of the issue and sale by the Corporation and the purchase by the Subscribers of the Units pursuant to the subscription agreements, in the form of this Subscription Agreement, completed by Subscribers;

         (f) "Closing Date" means December 21, 2006 or such other date as the Corporation may determine;

         (g) "Closing Time" means 10:00 a.m. (Calgary time) on the Closing Date or such other time as the Corporation may determine;

         (h)      "CRA" means Canada Revenue Agency;

         (i) "Designated Provinces" means British Columbia, Alberta and Ontario and such other provinces that may be designated by the Corporation prior to the Closing Date;

         (j)      "Expenditure  Period" means the period  commencing on the date
                  of  acceptance  by  the   Corporation  of  this   Subscription
                  Agreement and ending on the earlier of:

                  (i) the date on which the Flow-Through Subscription Amount has been fully expended in accordance with the terms hereof; and


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                                       3


                  (ii)     December 31, 2007;

         (k) "Flow-Through Subscription Amount" means a dollar amount equal to three-quarters of the Subscription Amount;

         (l)      "founder" means, in respect of the Corporation, a person who:

                  (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation; and

                  (ii) at the time of the trade is actively involved in the business of the Corporation;

         (m) "material" means material in relation to the Corporation and its subsidiaries considered on a consolidated basis;

         (n)      "Offering" has the meaning given thereto in section 1;

         (o) "NI 45-106" means National Instrument 45-106 Prospectus and Registration Exemptions;

         (p)      "person" includes:

                  (i)      an individual;

                  (ii)     a corporation;

                  (iii)    a  partnership,   trust,  fund  and  an  association,
                           syndicate, organization or other organized group of persons, whether incorporated or not; and

                  (iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

         (q) "Principal-Business Corporation" means a "principal-business corporation" as defined in subsection 66(15) of the Tax Act;

         (r) "Qualifying CDE" means an amount of CDE incurred by the Corporation which is eligible for renunciation as CEE under subsection 66(12.601) of the Tax Act;

         (s) "Qualifying Expenditures" means expenses that are Qualifying CDE or CEE incurred by the Corporation during the Expenditure Period;

         (t) "Regulation" means a regulation promulgated pursuant to the Tax Act;

         (u) "Securities Commissions" means, collectively, the Securities Exchange Commission of the United States and the securities commission or other securities regulatory authority in each of the Designated Provinces;

         (v) "Securities Laws" means: (i) collectively, the applicable securities laws of each of the Designated Provinces and the respective instruments, regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions; (ii) the U.S. Securities Act and all rules and regulations made thereunder; and (iii) any other securities laws, rules, regulations or other form of governmental directive applicable to the Subscribers (or any beneficial person whom the Subscriber is subscribing on behalf
                  of) or the Corporation;

         (w)      "spouse" means an individual who:

                  (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

                  (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

                  (iii)    in Alberta, is an individual referred to in paragraph
                           (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

         (x) "Subscribers" means all subscribers for the Units pursuant to the Offering, including the Subscriber;

         (y) "Tax Act" means the Income Tax Act (Canada), as amended from time to time; and

         (z) "U.S. Securities Act" means the United States Securities Act of 1933.

3. Delivery and Payment. The Subscriber agrees that the following documents shall be delivered to Kodiak Energy, Inc., Suite 460, 734 - 7th Avenue S.W., Calgary, Alberta T2P 3P8 not later than 4:30 p.m. (Calgary time) on the day that is 2 business days prior to the Closing Date or such other date or place as the Corporation may advise:

         (a)      a  completed  and  duly  signed  copy  of  this   Subscription
                  Agreement;

         (b) if the Subscriber is purchasing Units as an "accredited investor" (as such term is defined in NI 45-106), a completed and duly signed copy of the NI 45-106 Accredited Investor Status Certificate attached hereto as Schedule A;

         (c) any other documents required by applicable Securities Laws which the Corporation requests; and

         (d) a certified cheque or bank draft made payable in same day freely transferable Canadian funds at par in Calgary, Alberta to "Kodiak Energy, Inc." representing the aggregate Subscription Amount payable by the Subscriber for the Subscriber's Units, or such other method of payment against delivery of the Units as the Corporation may accept.

         The Subscriber acknowledges and agrees that such documents, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Corporation. The Subscriber consents to the filing of such documents as may be required to be filed with the applicable securities regulatory authorities in connection with the transactions contemplated hereby. The Subscriber acknowledges and agrees that this subscription, the Subscription Amount and any other documents delivered in connection herewith will be held by the Corporation until Closing.

4. Closing. The transactions contemplated hereby will be completed at the Closing at the offices of Borden Ladner Gervais LLP in Calgary, Alberta.

         The Subscriber acknowledges that certificates for the Subscriber's Units will be available for delivery at the Closing against payment of the Subscription Amount for the Subscriber's Units.

         The Subscriber acknowledges and agrees that the subscription for Units contemplated by this Subscription Agreement is subject to the Corporation's acceptance of this Subscription Agreement, in whole or in part, and compliance with all applicable Securities Laws and that the Corporation may decline to complete this subscription in its sole discretion. If any portion of this subscription is rejected or not completed, the Corporation will promptly return any funds delivered to the Corporation by the Subscriber as payment of the unused Subscription Amount without deduction or interest.

         The Corporation is hereby appointed to act in its sole and absolute discretion as the Subscriber's agent to represent the Subscriber at the Closing for the purpose of all closing matters and deliveries of documents and receipt of certificates representing the Subscriber's Units. Without limiting the generality of the foregoing, the Corporation is irrevocably authorized, in its sole and absolute discretion:

         (a) to complete or correct manifest errors or omissions in the information provided by the Subscriber in this Subscription Agreement and any other forms or documents delivered by the Subscriber in connection with the transactions contemplated hereby, if any; and

         (b) to receive on its behalf certificates representing the Units purchased under this Subscription Agreement.

         The Subscriber will take up, purchase and pay for the Subscriber's Units at the Closing upon acceptance of this offer by the Corporation.

5. Representations, Warranties and Covenants of the Corporation. By accepting this Subscription Agreement, the Corporation represents and warrants to the Subscriber as follows:

         (a) the Corporation has been duly incorporated and is validly subsisting and in good standing under the laws of its incorporation and the Corporation has all requisite corporate power and capacity to enter into, and has all requisite corporate power and capability to carry out its obligations under, this Subscription Agreement;

         (b) on the Closing Date, the Corporation will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

         (c) no order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of such securities has been issued to the Corporation or its directors, officers or promoters and, to the best of the knowledge of the
                  Corporation, no investigations or proceedings for such purposes are pending or threatened;

         (d) the Corporation has full corporate power and authority to undertake the Offering of Units contemplated hereby and to issue the Flow-Through Shares;

         (e) as of the date hereof, the taxable capital amount of the Corporation, as that expression is defined under subsection 66(12.6011) of the Act, does not exceed $15,000,000 for the purpose of determining the Corporation's right to renounce Qualifying CDE to the Subscriber pursuant to subsection 66(12.601) of the Tax Act;

         (f)      at the  Closing  Time,  the  Units  will be duly  and  validly
                  created,   authorized   and   issued   as   fully   paid   and
                  non-assessable Common Shares;

         (g)      the   Corporation  has  complied  and  will  comply  with  all
                  applicable corporate and Securities Laws in connection with the offer, sale and issuance of the Units;

         (h) the issuance and sale of the Flow-Through Shares and the incurring and renouncing of Qualifying Expenditures to the Subscriber pursuant hereto does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Corporation is a party;

         (i) the Corporation has not received notice from any applicable regulatory authority that it is in material default of any applicable Securities Laws;

         (j) the Corporation is, and, at all material times will be, a Principal-Business Corporation;

         (k) except as a result of any agreement to which the Corporation is not a party and of which the Corporation has no knowledge, the Flow-Through Shares will, at the time of issuance, be "flow-through shares" as defined in subsection 66(15) of the Tax Act, and will not constitute "prescribed shares" for the purpose of Regulation 6202.1 of the regulations to the Tax Act;

         (l) the Corporation will not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs the ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Flow-Through Subscription Amount; and

         (m) all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement would be expenses that, but for the renunciation to the Subscriber would be entitled to deduct in computing its income for the purposes of
                  Part I of the Tax Act.

6.       Covenants of the Corporation. The Corporation covenants:

         (a) to keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Flow-Through Subscription Amount and the Qualifying Expenditures and upon reasonable notice, to make such books, records and accounts available for inspection and audit by or on behalf of the Subscriber during normal business hours at the Subscriber's expense and to provide such other assistance to the Subscriber as may be reasonably required should a dispute arise between the Subscriber and CRA with respect to the Qualifying Expenditures;

         (b) to incur, during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to the Subscriber, as Qualifying Expenditures , in accordance with the Tax Act and this Subscription Agreement, Qualifying Expenditures in an amount equal to the Flow-Through Subscription Amount;

         (c) to renounce (in accordance with the Tax Act and this Subscription Agreement) to the Subscriber, effective on or before December 31, 2006, Qualifying Expenditures incurred during the Expenditure Period in an amount equal to the Flow-Through Subscription Amount;

         (d) to renounce the Qualifying CDE incurred hereunder only in accordance with subsection 66(12.601) of the Tax Act;

         (e) to file with CRA, the form prescribed by subsection 66(12.68) of the Tax Act together with a copy of the form of this Subscription Agreement, within the time period prescribed by law;

         (f) to file with CRA, the form prescribed by subsection 66(12.7) of the Tax Act on or before the last day of the first month following each month in which any renunciation is made pursuant to the terms of this Subscription Agreement;


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                                       7


         (g) if the Corporation does not renounce to the Subscriber, effective on or before December 31, 2006, Qualifying
                  Expenditures in an amount equal to the Flow-Through Subscription Amount, the Corporation shall indemnify the Subscriber as to, and pay to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the Tax Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such failure, such payment to be made on a timely basis once the amount is definitively determined;

         (h) to deliver to the Subscriber at the Subscriber's address set forth above, not later than February 28, 2007, Form T101 Supplementary setting forth the aggregate amount of Qualifying Expenditures renounced to the Subscriber pursuant hereto for filing with the Subscriber's tax return;

         (i) that the Corporation will not reduce the amount renounced to the Subscriber hereunder and, in the event the Minister responsible for CRA reduces the amount renounced to the Subscriber pursuant to subsection 66(12.73) of the Tax Act, the Corporation will indemnify the Subscriber as to, and pay to the Subscriber, an amount equal to the amount of any tax payable under the Tax Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction, such payment to be made on a timely basis once the amount is definitively determined;

         (j) to maintain its status as a Principal-Business Corporation until January 1, 2008;

         (k) that the Corporation has not and will not enter into transactions or take deductions which would otherwise reduce its cumulative CEE or cumulative CDE to an extent which would preclude a renunciation of Qualifying Expenditures hereunder in an amount equal to the Flow-Through Subscription Amount effective on or before December 31, 2006;

         (l)      that none of the  Qualifying  Expenditures  will be  renounced
                  pursuant  to  a  "prohibited   relationship"   as  defined  in
                  subsection 66(12.671) of the Tax Act;

         (m) to file, within the time(s) prescribed by the Tax Act or the Regulations to the Tax Act, as applicable, all forms required under the Tax Act or the Regulations necessary to effectively renounce Qualifying Expenditures equal to the Flow-Through Subscription Amount to the Subscriber effective on or before December 31, 2006 and to provide the Subscriber with a copy of all such forms as required to be provided thereto, all on a timely basis; and

         (n) to renounce Qualifying Expenditures pursuant to this Subscription Agreement and other subscription agreements entered into pursuant to the Offering pro rata based on the number of Flow-Through Shares issued or to be issued pursuant hereto and thereto before or concurrent with the renouncing of Qualifying Expenditures pursuant to any other agreement (a "Subsequent Agreement") which the Corporation shall, after the Closing Date, enter into and if the Corporation is required by the Tax Act or the Regulations or the Minister of National Revenue to reduce Qualifying Expenditures previously renounced to Subscribers pursuant to the Offering, such reduction shall, to the extent possible, be made pro rata based on the number of Flow-Through Shares issued pursuant to the Offering only after it has first reduced to the extent possible all Qualifying Expenditures renounced to persons under Subsequent Agreements.

7.       Registration Rights

         (a) Grant of Right. The Corporation shall use its commercially reasonable efforts to file on or before April 30, 2007, a registration statement with the SEC registering for resale by the Subscriber or successor in interest the Common Shares underlying the Units issued hereunder, on Form SB-2 or such


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                                       8


                  other registration statement form applicable to the Common Shares and the Corporation for resale purposes. The Corporation will use its commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as practicable after filing. The Corporation will use its commercially reasonable efforts to maintain the effectiveness of such registration statement, including the filing of any required new or post effective registration statements until such time as the Subscriber or successor in interest is able to sell the Common Shares under Rule 144 without restriction as to the volume limitations of such rule, and the Corporation hereby covenants to keep current its public disclosure under the United States Federal securities laws so that Rule 144 is available to the Subscriber or its successors in interest. Notwithstanding the foregoing, is understood that there are no liquidated or other penalties due to the Subscribers or successors in interest for the failure to file or have declared effective such registration statement or to maintain its effectiveness, or keep current its information in order to make available Rule 144 to any seller of Common Shares, other than ordinary contract damages. Notwithstanding the grant of the foregoing registration rights, any Subscriber or successor in interest whose Common Shares are considered ineligible for registration as resale securities at market prices under the United States Federal securities laws shall not be entitled to the registration rights herein provided. At any time that an effective registration statement is not available for use by a Subscriber or successor in interest, upon written notice from the Corporation, the Subscriber or successor in interest agrees to cease using the registration statement for resales until informed in writing that the registration statement or another registration statement may be used for resales under this provision.

         (b) Non-Transferability of Registration Rights. Because of the limitations of the United States Federal securities laws in relation to the ability of the Corporation to change the selling shareholders, once the registration statement provided for under the immediately preceding section is declared effective by the SEC, the registration rights herein provided shall become non-transferable and non-assignable by the Subscriber. Prior to the time specified in the immediately preceding sentence, the registration rights granted to each Subscriber in the immediately preceding section may be transferred by the Subscriber or subsequent holder to another holder of Common Shares who acquires record ownership of Common Shares.

         (c) Information; Indemnification. Each Subscriber and transferee or assignee thereof of the registration rights herein provided shall provide the Corporation with all information required with respect to its ownership of securities of the Corporation, persons having voting and dispositive authority over the Common Shares, related party relationships with the Corporation, relations with any broker-dealers in the United States and Canada and plan of distribution, and such other information as may be reasonably requested by the Corporation for disclosure in the registration statement on which the Common Shares are included. The failure to provide any such information when requested by the Corporation, will permit the Corporation to remove from the registration statement any or all of the Common Shares of the Subscriber or his transferee or assignee and in such event the rights herein provided will terminate as to such Common Shares. The Corporation and the Subscriber or the Subscriber's transferee or assignee in the event of any transfer or assignment of the Common Shares will indemnify each other in usual and customary manner for misstatements and omissions in their respective information included in the registration statement.

         (d) Expenses. The Corporation shall pay all the costs and expenses associated with the registration of the Common Shares for resale under the United States federal and state securities laws. The Subscriber or its transferee or its assignee will pay all commissions and expenses in connection with the sale of any of the Common Shares so registered and any fees and expenses of any persons engaged by them to review the registration statement on their behalf, including attorney and accountant fees and expenses.

8. Subscriber's Representations Warranties & Acknowledgments. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, covenants and acknowledges to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon), that both at the date hereof and at the Closing Time:

         (a) Authorization and Effectiveness. If the Subscriber is an individual, it is of the full age of majority and has all requisite legal capacity and competence to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder, or if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof or, if the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, if the Subscriber is subscribing for Units hereunder as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and, in any case, upon acceptance by the
                  Corporation, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber and constitutes a legal, valid and binding contract of the Subscriber (and any beneficial purchaser whom the Subscriber is subscribing on behalf of) enforceable against the Subscriber (and any beneficial purchaser whom the Subscriber is subscribing on behalf of) in accordance with its terms and will not result in a violation of any of the Subscriber's constating documents, any of the terms or provisions of any law applicable to the Subscriber or any agreement to which the Subscriber is a party or by which it is bound;

         (b) Residence. The Subscriber is a resident of the jurisdiction referred to under "Subscriber's Particulars" on page 1 above;

         (c) No Offering Memorandum. The Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the
                  Corporation which has been prepared for delivery to, and review by, prospective subscribers in order to assist it in making an investment decision in connection with this Offering and it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media) or on radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Units;

         (d) Purchasing as Principal. Except as provided in subsection 8(f) hereof, the Subscriber is purchasing the Subscriber's Units as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person;

         (e) Purchasing for Investment Only. Except as provided in subsection 8(f) hereof, the Subscriber is purchasing the Subscriber's Units for investment only and not with a view to resale or distribution. The Subscriber is aware that no prospectus has been filed with any of the Securities Commissions or similar regulatory authority in connection with the sale of the Units, and it is purchasing the Units pursuant to an exemption from the prospectus requirement or similar requirement under applicable Securities Laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under Securities Laws; (ii) it may not receive information that would otherwise be required to be provided to it under Securities Laws; and (iii) the
                  Corporation is relieved of certain obligations that would otherwise apply under Securities Laws;

         (f) Purchasing as Agent or Trustee. In the case of the purchase hereunder by the Subscriber of Units as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Units hereunder is purchasing the Units as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, is a resident of the jurisdiction as set out under "Subscriber's Particulars" on page 1 above, and the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such beneficial purchaser, and

                  (i) it is an "accredited investor" as defined in paragraph (p) or (q) of the definition of "accredited investor" in NI 45-106 provided, however that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada and has concurrently executed and delivered the Accredited Investor Status Certificate in the form attached hereto as Schedule A and has initialled indicating that the Subscriber satisfies the category of "accredited investor" set forth in paragraph (p) or (q) thereof; or

                  (ii) the Subscriber is acting as agent for one or more disclosed principals, each of which principal is purchasing as a principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units, and each of which principals complies with subsection 8(g) below;

         (g) Subscriber Has Benefit of Statutory Exemptions. Unless the Subscriber complies with the provisions of subsection 8(f) hereof, the Subscriber fully complies with one of the criteria set forth below:

                  [MARK BELOW THE CATEGORY, WHICH DESCRIBES YOU]

                  (i)      |_|   it is a resident of British  Columbia,  Alberta
                           or Ontario and is an "accredited investor" as such term is defined in NI 45-106 and specifically represents  and  warrants  that  one or  more  of the
                           categories set forth in the Accredited Investor Status Certificate correctly, and in all respects, describes the Subscriber and the Subscriber has so indicated by marking the box next to the category which so describes it and executing and delivering a copy of the Accredited Investor Status Certificate attached hereto as Schedule A with this Subscription Agreement and if the Subscriber is purchasing Units as an "accredited investor" as defined in paragraph
                           (p) of the definition of "accredited investor" in NI 45-106 it is not a person created or used solely to purchase or hold securities as an "accredited investor"; or

                  (ii)     |_|   it is a resident of British Columbia or Alberta
                           and it is:

                           [CIRCLE THE APPROPRIATE SUBCLAUSE A - 1]

                           A. a "director", "executive officer" or "control person" (as such terms are defined in NI 45-106 and reproduced in Schedule A to this Subscription Agreement) of the Corporation or of an affiliate of the Corporation; or

                           B.       a  spouse,  parent,  grandparent,   brother,
                                    sister or child of any person referred to in subclause A above; or

                           C. a parent, grandparent, brother, sister or child of the spouse of any person referred to in subclause A above; or

                           D. a "close personal friend" (within the meaning thereof as set out in Companion Policy 45-106CP to NI 45-106) of any person referred to in subclause A above and, if requested by the Corporation, will provide a signed statement describing the relationship with any such persons; or

                           E. a "close business associate" (within the meaning thereof as set out in Companion Policy 45-106CP to NI 45-106) of any person referred to in subclause A above and, if requested by the Corporation, will provide a signed statement describing the relationship with any such persons; or

                           F. a "founder" (as such term is defined in NI 45-106 and reproduced in Schedule A to this Subscription Agreement) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation and, if requested by the Corporation, will provide a signed statement describing the relationship with any such persons; or

                           G. a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation; or

                           H. a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons referred to in subclauses A to G above; or

                           I. a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in subclauses A to G above; or

                  (iii) |_| it is a resident of Ontario and it has purchased the Units as principal and it is:

                           [CIRCLE THE APPROPRIATE SUBCLAUSE A - D]

                           A.       a founder of the Corporation;

                           B.       an   affiliate   of   a   founder   of   the
                                    Corporation;

                           C. a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Corporation; or

                           D. a person that is a control person of the Corporation; or

                  (iv) |_| it is purchasing the Units as principal and is purchasing a sufficient number of Units such that the aggregate acquisition cost to the Subscriber is not less than $150,000, paid in cash at the time of the trade; provided however that the Subscriber has not been created or used solely to purchase or hold securities in reliance on this exemption; or

                  (v) |_| it is an "employee", "executive officer", "director" or "consultant" (as such terms (other than employee) are defined in NI 45-106 and reproduced in Appendix A to this Subscription Agreement) of the Corporation or an affiliated entity of the Corporation or a permitted assign of such person and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or continued employment with the Corporation or an affiliated entity of the Corporation; or

                  (vi) |_| it is a resident of a jurisdiction referred to in the preceding paragraphs but it is not purchasing thereunder, and instead is purchasing pursuant to a statutory exemption or an exemption order permitting such purchase, which exemption or order has the effect of eliminating any requirement for a prospectus or similar disclosure document in respect of the purchase of Units by the Subscriber, the details of which are disclosed to the Corporation to its satisfaction;

         (h) Residents of Other Jurisdictions. If the Subscriber is a resident of any jurisdiction not referred to in subsection 8(g) it complies with requirements available to it under applicable securities legislation and shall deliver to the Corporation such particulars of the exemption(s) and the Subscriber's qualifications thereunder as the Corporation may reasonably request;

         (i) No Undisclosed Information. The Subscriber's Units are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber's decision to enter into this Subscription Agreement and acquire the Subscriber's Units has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person and is based entirely upon currently available public information concerning the Corporation;

         (j) Investment Suitability. The Subscriber and any beneficial purchaser referred to in subsection 8(f) hereof has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Subscriber's Units and is able to bear the economic risk of loss of such investment;

         (k)      U.S. Matters. The Subscriber:

                  (i) is aware that the Units have not been registered and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration.

                  (ii) acknowledges the Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units or executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

                  (iii) it is not a "U.S. Person" (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

                  (iv) undertakes and agrees that it will not offer or sell the Units in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Units except in accordance with the provisions of applicable Securities Laws;

         (l)      Tax Act Matters.

                  (i) If the Subscriber or beneficial purchaser, as the case may be, is a corporation, trust or partnership, to the best of its knowledge, it does not have, and will not knowingly have, in respect of the renunciation of Qualifying Expenditures hereunder, a "prohibited relationship" with the Corporation within the meaning of subsection 66(12.671) of the Tax Act; and

                  (ii) The Subscriber or the beneficial purchaser, as the case may be, deals, and until January 1, 2008 will deal, at arm's length with the Corporation for purposes of the Tax Act;

         (m) Subscription Funds. The Subscriber represents and warrants that the funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLTFA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge: (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith; and

         (n)      Further Acknowledgments. The Subscriber acknowledges that:

                  (i)      no  securities   commission  or  similar   regulatory
                           authority has reviewed or passed on the merits of the Units;

                  (ii) there is no government or other insurance covering the Units;

                  (iii) there are risks associated with the purchase of the Units;

                  (iv) there are restrictions on the Subscriber's ability to resell the Units and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Units; and

                  (v) the Corporation has advised the Subscriber that the Subscriber is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Units through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable Securities Laws and, as a consequence of acquiring Units pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber.

         The Subscriber acknowledges and agrees that the foregoing representations, warranties and acknowledgments are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is
         contracting   hereunder  to  purchase  the  Subscriber's   Units  under
         applicable Securities Laws. The Subscriber further agrees that acceptance of delivery of certificates for the Subscriber's Units by or on behalf of the subscriber on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Subscriber's Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Subscriber's Units. The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

9.       Covenants of the Subscriber. The Subscriber will:

         (a) not resell any of the Units acquired (directly or indirectly) hereunder, in whole or in part, directly or indirectly, except in accordance with the provisions of applicable Securities Laws;

         (b) execute, deliver, file and otherwise assist the Corporation in filing such further reports, undertakings, agreements, documents and writings, do all acts and things, and provide such further assurances as may be required to give effect to this Subscription Agreement as required, and, without limiting the generality of the foregoing, will execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by the Securities Commissions or other regulatory authorities having jurisdiction over the Corporation's affairs or as may be required under the applicable Securities Laws with respect to the issue and resale of the Units; and

         (c) provide the Corporation and applicable securities regulatory authorities, on request, particulars as to the identity of any undisclosed principals as may be required by the Corporation.

10.      Resale Restrictions.

         (a) The Subscriber acknowledges that the Units are subject to resale restrictions imposed under applicable Securities Laws, or the rules or policies of regulatory bodies having jurisdiction over the Units or trading in such Units and, as a consequence, the Subscriber may not be able to resell the Units except in accordance with resale restrictions and limited exemptions under applicable Securities Laws.

         (b) The Subscriber has the sole responsibility to determine and comply with restrictions on resale before reselling any of the Units (and neither the Corporation nor its legal counsel, is in any manner responsible therefor) and has been independently advised as to applicable hold periods and restrictions with respect to trading in the Units imposed by applicable Securities Laws and regulatory policy including applicable

                  Securities Laws in the jurisdiction in which it resides and the jurisdiction in which such Units will come to rest, and confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto.

         (c) The Subscriber acknowledges and agrees that all certificates representing Units held by the Subscriber will have a legend affixed thereto which describes certain resale restrictions applicable under Securities Laws applicable in the Designated Provinces and, if applicable, the United States.

11. No Regulatory Endorsement. The Subscriber is aware that no stock exchange or governmental agency, authority, regulatory body, securities commission or other entity has made any finding or determination as to the merit of investment in, nor has any such stock exchange or governmental agency, authority, regulatory body, securities commission, or other entity made any recommendation or endorsement with respect to, the Units.

12. No Representations. The Subscriber acknowledges that no person has made to the Subscriber any written or oral representations that any person will resell or repurchase the Units, that any person will refund the Subscription Amount of the Units, or to the future price or value of the Units. In addition, except as provided in this Subscription Agreement, the Subscriber has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation.

13. Subscriber's Expenses. The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

14. Legal and Tax Advice. The Subscriber acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby. The Subscriber further acknowledges and agrees that the Corporation's legal counsel is acting exclusively on the Corporation's behalf and not as counsel to the Subscriber.

15. Indemnity. The Subscriber agrees to indemnify and hold harmless the Corporation and the Corporation's directors, officers, employees, agents, partners, advisers, affiliates and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

16. Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber, the Corporation and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by a party without the prior written consent of the other party.

17. Personal Information. This Subscription Agreement and the schedule hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing this offering of Units, which includes, without limitation, determining the Subscriber's eligibility to purchase the Units under applicable Securities Laws, preparing and registering certificates representing Units to be issued to the Subscriber and completing filings required by any securities regulatory authority. The Subscriber's personal information may be disclosed by the Corporation to: (a) stock exchanges and securities regulatory authorities, (b) the Corporation's registrar and transfer agent, (c) CRA, and (d) any of the other parties involved in this offering of Units, including the Corporation's legal counsel. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described in this Subscription Agreement as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated by this Subscription Agreement and the inclusion of them in the closing books prepared in connection with the transactions contemplated by this Subscription Agreement. The
         Subscriber  hereby  acknowledges  that  it  has  been  notified  by the
         Corporation: (i) of the delivery to the Ontario Securities Commission (the "OSC") of the Subscriber's personal information; (ii) that the Subscriber's personal information is being collected indirectly by the OSC under the authority granted to it in the securities legislation;
         (iii) the Subscriber's personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) the contact information of the public official in Ontario who can answer questions about the OSC's indirect collection of personal information is, Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, telephone
         (416) 593-8086, facsimile (416) 593-8252.

18. Survival. All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber herein will survive Closing of the Offering.

19. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Subscriber on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta with respect to any matters arising out of this Subscription Agreement.

20. Facsimile Subscriptions and Counterparts. The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedule hereto, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

21. Entire Agreement and Modification. This Subscription Agreement (including the schedule hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22. Headings. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

23. Language. The Subscriber acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Units be drawn up in the English language only. Nous reconnaissons par les presentes avoir consenti et demande que tous les documents faisant foi ou se rapportant de quelque maniere a notre achat des actions accreditives soient rediges en anglais seulement.

24.      Time of Essence. Time is of the essence of this Subscription Agreement.

25. Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

26. Currency. Except if specifically stated otherwise, all dollar amounts herein (including the Schedule hereto) are in Canadian dollars.

27. Severability. If any one or more of the provisions contained in this Subscription Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Subscription Agreement would fail of its essential purpose.

                                   SCHEDULE A

                     ACCREDITED INVESTOR STATUS CERTIFICATE

The undersigned Subscriber hereby represents and warrants to the Corporation, as an integral part of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth directly next to which the Subscriber has marked below.

[MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

|_|      (a)      A Canadian financial institution, or a Schedule III bank.

|_|      (b)      The Business Development Bank of Canada incorporated under the
                  Business Development Bank of Canada Act (Canada).

|_|      (c)      A subsidiary of any person  referred to in  paragraphs  (a) or
                  (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

|_|      (d)      A person  registered  under the  securities  legislation  of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act
                  (Newfoundland and Labrador).

|_|      (e)      An  individual  registered  or formerly  registered  under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d).

|_|      (f)      The Government of Canada or a jurisdiction  of Canada,  or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.

|_|      (g)      A  municipality,  public board or  commission  in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec.

|_|      (h)      Any  national,  federal,  state,  provincial,  territorial  or municipal government of or in any foreign jurisdiction, or any agency of that government.

|_|      (i)      A pension  fund that is  regulated by either the Office of the
                  Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

|_|      (j)      An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

|_|      (k)      An individual whose net income before taxes exceeded  $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded
                  $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed the net income level in the current calendar year.

|_|      (l)      An  individual  who,  either  alone or with a spouse,  has net assets of at least  $5,000,000.

|_|      (m)      A person,  other than an individual or investment  fund,  that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

|_|      (n)      An investment  fund that  distributes or has  distributed  its securities only to:
                  (A)      a person that is or was an accredited investor at the
                           time of the distribution,
                  (B)      a person that acquires or acquired  securities in the
                           circumstances referred to in sections 2.10 and 2.19 of NI 45-106, or
                  (C)      a  person  described  in  paragraph  (A) or (B)  that
                           acquires or acquired securities under section 2.18 of NI 45-106.

|_|      (o)      An  investment  fund  that   distributes  or  has  distributed
                  securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt.

|_|      (p)      A trust company or trust corporation  registered or authorized to carry on business  under the Trust and Loan  Companies  Act
                  (Canada) or under comparable  legislation in a jurisdiction of
                  Canada or a foreign jurisdiction,  acting on behalf of a fully
                  managed   account  managed  by  the  trust  company  or  trust
                  corporation, as the case may be.

|_|      (q)      A person acting on behalf of a fully managed  account  managed
                  by  that  person,  if  that  person:   (A)  is  registered  or
                  authorized   to  carry  on  business  as  an  adviser  or  the
                  equivalent under the
                          securities  legislation of a jurisdiction of Canada or
                   a foreign jurisdiction, and (B) in Ontario, is purchasing a security that is not a security of an investment fund.

|_|      (r)      A registered  charity under the Income Tax Act (Canada)  that,
                  in  regard  to  the  trade,   has  obtained   advice  from  an
                  eligibility   adviser  or  an  adviser  registered  under  the
                  securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

|_|      (s)      An  entity  organized  in  a  foreign   jurisdiction  that  is
                  analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function.

|_|      (t)      A person in respect  of which all of the owners of  interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

|_|      (u)      An investment  fund that is advised by a person  registered as an adviser or a person that is exempt from registration as an adviser.

|_|      (v)      A person that is recognized  or  designated by the  securities regulatory authority or, except in Ontario and Quebec, the regulator as: (A) an accredited investor, or (B) an exempt purchaser in Alberta or British Columbia.

Note: A summary of the meanings of certain of the terms used in this Accredited Investor Status Certificate follows the signature block below.

DATED  ______________________________________________, 2006



_______________________________________________________________
Name of Subscriber  (please print)


By:    ______________________________________________



_______________________________________________________________
Official Capacity or Title, if any  (please print)



_______________________________________________________________
Name of Authorized Signing Authority (please print)

         For the purposes of this Accredited Investor Status Certificate the following definitions are included for convenience:

         (a) "affiliate" means an issuer connected with another issuer because

                  (i)      one of them is the subsidiary of the other;

                  (ii)     each of them is controlled by the same person; or

                  (iii) for the purposes of Saskatchewan securities law, both are subsidiaries of the same issuer;

         (b) "bank" means a bank named in Schedule I or II of the Bank Act (Canada);

         (c)      "Canadian financial institution" means:

                  (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

                  (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

         (d) "consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:

                  (i) is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

                  (ii) provides the services under a written contract with the issuer or a related entity of the issuer; and

                  (iii) spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

                  and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

         (e) "control person" has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec, where control person means any person that holds or is one of a combination of persons that holds:

                  (i) a sufficient number of any securities of an issuer so as to affect materially the control of the issuer; or

                  (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

         (f)      "debt  security"  means any bond,  debenture,  note or similar
                  instrument  representing  indebtedness,   whether  secured  or
                  unsecured;

         (g)      "director" means:

                  (i) a member of the board of directors of a company or an individual who performs similar functions for a company; and

                  (ii) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

         (h)      "eligibility adviser" means:

                  (i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

                  (ii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

                           (A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

                           (B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

         (i) "executive officer" means, for the Corporation, an individual who is:

                  (i)      a chair, vice-chair or president;

                  (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production;

                  (iii)    an  officer  of  the   Corporation   or  any  of  its
                           subsidiaries   and  who   performs  a   policy-making
                           function in respect of the Corporation; or

                  (iv) performing a policy-making function in respect of the Corporation;

         (j)      "financial assets" means:

                  (i)      cash;

                  (ii)     securities; or

                  (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

         (k) "foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

         (l)      "founder" means, in respect of an issuer, a person who,

                  (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

                  (ii) at the time of the trade is actively involved in the business of the issuer;

         (m) "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

         (n)      "individual" means a natural person, but does not include

                  (i)      a    partnership,     unincorporated     association,
                           unincorporated syndicate, unincorporated organization or a trust, or

                  (ii)     a natural person in the person's capacity as trustee,
                           executor,     administrator     or    other     legal
                           representative;

         (o) "investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British
                  Columbia, includes an EVCC and a VCC, both as defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

         (p) "jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

         (q) "mutual fund" includes an issuer of securities that entitles the holder to receive on demand or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer of the securities;

         (r) "NI 45-106" means National Instrument 45-106 Prospectus and Registration Exemptions;

         (s)      "non-redeemable investment fund" means an issuer,

                  (i) whose primary purpose is to invest money provided by its securityholders;

                  (ii) that does not invest for the purpose of exercising or seeking to exercise effective control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund or for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

                  (iii)    that is not a mutual fund;

         (t)      "person" includes:

                  (i)      an individual;

                  (ii)     a corporation;

                  (iii)    a  partnership,   trust,  fund  and  an  association,
                           syndicate, organization or other organized group of persons, whether incorporated or not; and

                  (iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

         (u)      "related liabilities" means:

                  (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

                  (ii)     liabilities that are secured by financial assets;

         (v)      "Schedule III bank" means an authorized  foreign bank named in
                  Schedule III of the Bank Act (Canada);

         (w)      "spouse" means, an individual who:

                  (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

                  (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

                  (iii)    in Alberta, is an individual referred to in paragraph
                           (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

         (x) "subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references in this Schedule A are in Canadian dollars.

























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